Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Record Net Income

Continued balance sheet expansion and earnings growth provide solid momentum toward merger with Columbia Bank

EUGENE, Ore., January 26, 2017 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Highlights:

•	Record fourth quarter net income of $6.9 million - $0.30 per diluted share.

•	Quarterly organic loan growth of $51.1 million.

•	Fourth quarter tax-equivalent net interest margin of 4.38%.

•	Paid fourth quarter 2016 regular quarterly cash dividend of $0.11 per share.

•	Recognized by Portland Business Journal as one of Oregon’s “Most Admired Companies”.

•	Recognized for the 17th consecutive year by Oregon Business magazine as one of the Top 100 Companies to Work For.

Full Year 2016 Highlights:

•	Record annual net income of $19.8 million - $0.95 per diluted share.

•	Annual organic loan growth of $183.2 million, or 13.03%.

•	Annual organic core deposit growth of $104.6 million, or 6.82%.

•	Achieved a tax-equivalent net interest margin of 4.29%.

•	Acquired and integrated Foundation Bank, a $450 million institution, located in Bellevue, Washington.

Merger Update

On January 9, 2017, Pacific Continental Corporation entered into a definitive agreement to merge with Columbia Banking System, Inc., headquartered in Tacoma, Washington. Upon completion of the merger, the combined company will operate under the Columbia Bank name and brand. The agreement was approved by the Board of Directors of each company. Closing of the transaction, which is expected to occur in mid-2017, is contingent on shareholder approval and receipt of necessary regulatory approvals, along with satisfaction of other customary closing conditions.

Net Income Highlights

Net income for the fourth quarter 2016 was a record $6.9 million, or $0.30 per diluted share. Included in our net income were non-core costs associated with our acquisition of Foundation Bank of approximately $1.2 million, or approximately $0.03 per diluted share. Additionally, we incurred $250 thousand of legal expenses associated with our recent merger announcement with Columbia Bank. The provision for loan losses expense in the fourth quarter was $1.9 million, compared to $1.4 million for the third quarter. Annualized returns on average assets, average equity and average tangible equity for fourth quarter 2016 were 1.08%, 9.93%, and 13.35%, respectively, compared to 0.89%, 8.05%, and 10.14% for third quarter 2016.

Net income for the full year 2016 was a record $19.8 million, or $0.95 per diluted share, compared to $18.8 million, or $0.97 per diluted share for the full year 2015. Included in net income was $4.9 million of pre-tax non-core costs associated with our acquisition of Foundation Bank, compared to $1.8 million of pre-tax non-core expenses incurred in

2015 related to our acquisition of Capital Pacific Bank. Returns on average assets, average equity and average tangible equity for the full year 2016 were 0.92%, 8.23%, and 10.5%, respectively, compared to 1.05%, 8.99%, and 11.14% for full year 2015.

“I am extremely proud of our entire team on a successful 2016, which included record net income, the successful acquisition and integration of Foundation Bank, and double-digit organic loan growth”, said Roger Busse, chief executive officer. “Our 2016 accomplishments illustrate the legacy of Pacific Continental Bank: outstanding results driven by outstanding people. This should provide solid momentum as we move towards our merger with Columbia Bank.”

Fourth quarter 2016 noninterest income was $2.3 million, an increase of $423 thousand from the third quarter 2016. Approximately $327 thousand of the increase related to gains from the termination of several debt swap agreements that were “in the money” due to the recent increase in long-term rates. The remainder of the increase related primarily to the additional service charge on deposits of Foundation Bank clients.

Noninterest expense for the fourth quarter 2016 was $15.8 million, which represented an increase of $2.0 million from the third quarter of 2016. The increase relates primarily to the acquisition of Foundation Bank, which occurred on September 6, 2016. The fourth quarter was the first full quarter of expenses related to the new office and additional employees acquired through the Foundation Bank acquisition. Additionally, we incurred $150 thousand of stock compensation expense related to the valuation of Stock Appreciation Rights and our increased market price during the fourth quarter. We also incurred $250 thousand of legal expenses related to our recently announced merger with Columbia Bank.

Net Interest Margin

The fourth quarter 2016 net interest margin was 4.38%, an increase of 16 basis points from the third quarter net interest margin. Accretion income for the fourth quarter 2016 was $2.2 million compared to $877 thousand for the third quarter 2016. As of December 31, 2016, there was $11.3 million fair value discount remaining on acquired loan portfolios. Accretion of loan fair value discount from our two prior acquisitions, in 2013 and 2015, and now the recent Foundation Bank acquisition, excluding any prepayments, are expected to add a minimum of $1.2 million in interest income during the first quarter of 2017, which would improve our reported margin by approximately 20 basis points. Monthly accretion is accounted for in accordance with GAAP with the majority using the interest-method however, prepayment or refinancing can accelerate monthly expected accretion income

The core net interest margin, which removes nonrecurring items and accretion of loan fair value marks, was 3.96% for the fourth quarter 2016 compared to 3.99% for the third quarter 2016. An outline of our core and reported net interest margins is as follows:

	Dollars in thousands
	Fourth Quarter 2016			Third Quarter 2016
	Average Balance	Income (Expense)	Yield	Average Balance	Income (Expense)	Yield
Federal funds sold and interest-bearing deposits	$40,436	$50	0.49%	$28,811	$40	0.55%
Federal Home Loan Bank stock	5,834	47	3.20%	6,975	46	2.62%
Securities available-for-sale (1)	477,953	2,925	2.43%	421,085	2,691	2.54%
Net loans (2)	1,808,408	22,271	4.90%	1,558,018	19,315	4.93%

Earning assets	2,332,631	25,293	4.31%	2,014,889	22,092	4.36%

Interest bearing liabilities	1,381,915	(2,058)	-0.59%	1,230,806	(1,891)	-0.61%

Core margin (non-GAAP)	2,332,631	23,235	3.96%	2,014,889	20,201	3.99%
Acquired loan accretion		2,244	0.38%		877	0.17%
Prepayment penalties on loans		211	0.04%		276	0.05%

Net interest margin	$2,332,631	$25,690	4.38%	$2,014,889	$21,354	4.22%

(1)	Tax-exempt security income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $273 and $260 for the three months ended December 31, 2016 and September 30, 2016, respectively. Net interest margin was positively impacted by 5 basis points in each period.
(2)	Tax-exempt loan income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $432 and $323 for the three months ended December 31, 2016 and September 30, 2016, respectively. Net interest margin was positively impacted by 6 basis points in each period.

Balance Sheet Highlights

Gross loans grew by $51.1 million in the fourth quarter 2016, and totaled $1.86 billion at December 31, 2016. Gross loan growth through the full year 2016 was $453.3 million. Excluding the $270.5 million in loans acquired from our Foundation Bank acquisition, organic loan growth was $183.2 million, or 13.03%. At December 31, 2016, loans to dental practitioners totaled $377.5 million and represented 20.30% of the loan portfolio. This represented an increase of $7.3 million over third quarter 2016, when loans to dental practitioners represented 20.46% of the loan portfolio. For the full year 2016, loans to dental practitioners grew by $37.3 million, or 10.97%.

Period-end Company-defined core deposits at December 31, 2016, were $2.04 billion, a decrease of $14.3 million from the third quarter 2016. The decrease was in large part expected, as one client increased its deposits by $64.3 million at the end of the third quarter due to the sale of a business unit. During the fourth quarter this client decreased its deposits by $51.0 million.

Core deposit growth for the full year 2016 was $501.1 million. Excluding the $396.5 million in deposits acquired from Foundation Bank during the third quarter, our full year organic core deposit growth was $104.6 million, or 6.82%.

“Our 2016 results were yet another opportunity to demonstrate the outstanding work of our highly talented team of bankers,’ said Casey Hogan, chief operating officer. “Impressive organic loan growth and solid gains in the deposit portfolio should provide a robust tailwind heading into our merger with Columbia Bank.”

Asset Quality

As of December 31, 2016, the allowance for loan losses as a percentage of outstanding loans was 1.21%, an increase from the 1.14% reported at September 30, 2016. At December 31, 2016, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, increased to 236.88% from 210.23% at September 30, 2016. During the fourth quarter 2016, the Company recorded net recoveries of $48 thousand, compared to net loan recoveries of $24 thousand during the third quarter 2016. During the fourth quarter, the Company made a $1.9 million provision for loan losses compared to a $1.4 million provision in the third quarter 2016. For the full year 2016, the Company made a $5.5 million provision for loan losses, compared to $1.7 million for the full year 2015.

At December 31, 2016, nonperforming assets, net of government guarantees, totaled $21.5 million, or 0.85% of total assets, compared to $22.8 million, or 0.90% of total assets, at September 30, 2016. Nonperforming assets at December 31, 2016, were comprised of $9.5 million of nonperforming loans, net of government guarantees of $2.4 million, and $12.1 million in other real estate owned. Loans past-due 30-89 days were 0.06% of total loans at December 31, 2016, compared to 0.01% of total loans at September 30, 2016.

Capital Adequacy

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At December 31, 2016, the Company’s capital ratios were as follows:

	December 31, 2016
Minimum dollar requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)	Excess
Tier I capital (to leverage assets)	$221,346	$122,770	$98,576
Common equity tier 1 capital (to risk weighted assets)	$208,873	$142,672	$66,201
Tier I capital (to risk weighted assets)	$221,346	$175,597	$45,749
Total capital (to risk weighted assets)	$278,444	$219,496	$58,948

Minimum percentage requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)
Tier I capital (to leverage assets)	9.01%	5.00%
Common equity tier 1 capital (to risk weighted assets)	9.52%	6.50%
Tier I capital (to risk weighted assets)	10.08%	8.00%
Total capital (to risk weighted assets)	12.69%	10.00%

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Certain financial measures such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP):

	December 31, 2016	September 30, 2016	December 31, 2015
	(In thousands)

Total shareholders’ equity	$273,755	$276,471	$218,491
Subtract:
Goodwill	61,401	61,436	39,255
Core deposit intangible assets	8,981	9,248	3,904

Tangible shareholders’ equity (non-GAAP)	$203,373	$205,787	$175,332

Total assets	$2,541,437	$2,539,060	$1,909,478
Subtract:
Goodwill	61,401	61,436	39,255
Core deposit intangible assets	8,981	9,248	3,904

Total tangible assets (non-GAAP)	$2,471,055	$2,468,376	$1,866,319

About Pacific Continental Bank

Pacific Continental Bank, the wholly-owned operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with more than $2.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions –as well as supplementary information about Pacific Continental Bank –can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are forward looking statements. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, net interest margin compression, strategic focus, capital position, liquidity, credit quality, credit quality trends, fair value accretion, the impact and effects of recent or pending acquisitions and the benefits of the business combination transaction involving Pacific Continental and Columbia, including future financial and operating results, and the combined company’s plans, objectives and expectations. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s and Columbia’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s and Columbia’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to the business combination transaction involving Pacific Continental and Columbia, including (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of Pacific Continental prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and Pacific Continental operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and Pacific Continental; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in Columbia’s and Pacific Continental’s public filings with the SEC. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication is being made in respect of the proposed merger transaction involving Columbia Banking System and Pacific Continental. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive Joint Proxy Statement/Prospectus will be sent to the shareholders of each institution seeking any required shareholder approvals. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. Columbia and Pacific Continental shareholders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before voting on the transaction. Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental Corporation, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene, Oregon 97440-2727.

Pacific Continental and Columbia and their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Columbia and Pacific Continental in connection with the merger. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 16, 2016. Information about the directors and executive officers of Pacific Continental and their ownership of Pacific Continental common stock is set forth in the proxy statement for Pacific Continental’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Income Statements

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	December 31, 2016	September 30, 2016	December 31, 2015	Quarter % Change	Year % Change
Interest and dividend income
Loans	$24,294	$20,145	$17,674	20.60%	37.46%
Taxable securities	2,192	1,995	1,707	9.87%	28.41%
Tax-exempt securities	507	482	485	5.19%	4.54%
Federal funds sold and interest-bearing deposits with banks	50	40	11	25.00%	354.55%

	27,043	22,662	19,877	19.33%	36.05%

Interest expense
Deposits	1,171	984	805	19.00%	45.47%
Federal Home Loan Bank & Federal Reserve Bank borrowings	196	286	191	-31.47%	2.62%
Subordinated debentures	590	553	—	6.69%	NA
Junior subordinated debentures	100	66	57	51.52%	75.44%
Federal funds purchased	1	2	2	-50.00%	-50.00%

	2,058	1,891	1,055	8.83%	95.07%

Net interest income	24,985	20,771	18,822	20.29%	32.74%

Provision for loan losses	1,875	1,380	520	35.87%	260.58%

Net interest income after provision for loan losses	23,110	19,391	18,302	19.18%	26.27%

Noninterest income
Service charges on deposit accounts	777	717	705	8.37%	10.21%
Bankcard income	316	314	342	0.64%	-7.60%
Bank-owned life insurance income	239	172	156	38.95%	53.21%
Gain on sale of investment securities	64	—	337	NA	-81.01%
Impairment losses on investment securities (OTTI)	(1)	(2)	(8)	-50.00%	-87.50%
Other noninterest income	947	718	476	31.89%	98.95%

	2,342	1,919	2,008	22.04%	16.63%

Noninterest expense
Salaries and employee benefits	8,789	7,520	7,278	16.88%	20.76%
Premises and equipment	1,338	1,202	1,126	11.31%	18.83%
Data processing	1,027	924	916	11.15%	12.12%
Legal and professional fees	976	569	538	71.53%	81.41%
Business development	557	460	507	21.09%	9.86%
FDIC insurance assessment	242	273	282	-11.36%	-14.18%
Other real estate (income) expense, net	(4)	71	42	-105.63%	-109.52%
Merger related expenses (1)	1,189	1,767	—	-32.71%	NA
Other noninterest expense	1,715	1,039	1,017	65.06%	68.63%

	15,829	13,825	11,706	14.50%	35.22%

Income before provision for income taxes	9,623	7,485	8,604	28.56%	11.84%
Provision for income taxes	2,763	2,634	3,076	4.90%	-10.18%

Net income	$6,860	$4,851	$5,528	41.41%	24.10%

Earnings per share:
Basic	$0.30	$0.24	$0.28	25.00%	7.14%

Diluted	$0.30	$0.23	$0.28	30.43%	7.14%

Weighted average shares outstanding:
Basic	22,606,539	20,511,392	19,598,484

Common stock equivalents attributable to stock-based awards	215,856	165,572	167,614

Diluted	22,822,395	20,676,964	19,766,098

PERFORMANCE RATIOS
Return on average assets	1.08%	0.89%	1.16%
Return on average equity (book)	9.93%	8.05%	10.10%
Return on average equity (tangible) (2)	13.35%	10.14%	12.60%
Net interest margin - fully tax-equivalent yield (3)	4.38%	4.22%	4.36%
Efficiency ratio (4)	57.35%	60.24%	55.50%

(1)	Represents expenses associated with the acquisition of Foundation Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Year Ended Consolidated Income Statements

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Year Ended December 31,		Year over Year
	2016	2015	% Change
Interest and dividend income
Loans	$80,104	$65,694	21.94%
Taxable securities	7,743	6,532	18.54%
Tax-exempt securities	1,942	1,976	-1.72%
Federal funds sold and interest-bearing deposits with banks	154	34	352.94%

	89,943	74,236	21.16%

Interest expense
Deposits	3,848	3,314	16.11%
Federal Home Loan Bank and Federal Reserve Bank borrowings	954	885	7.80%
Subordinated debentures	1,143	—	NA
Junior subordinated debentures	279	226	23.45%
Federal funds purchased	8	11	-27.27%

	6,232	4,436	40.49%

Net interest income	83,711	69,800	19.93%

Provision for loan losses	5,450	1,695	221.53%

Net interest income after provision for loan losses	78,261	68,105	14.91%

Noninterest income
Service charges on deposit accounts	2,876	2,644	8.77%
Bankcard income	1,214	1,029	17.98%
Bank-owned life insurance income	702	592	18.58%
Gain on sale of investment securities	373	672	-44.49%
Impairment losses on investment securities (OTTI)	(21)	(22)	-4.55%
Other noninterest income	2,673	1,710	56.32%

	7,817	6,625	17.99%

Noninterest expense
Salaries and employee benefits	31,873	27,501	15.90%
Premises and equipment	4,742	4,347	9.09%
Data processing	3,709	3,259	13.81%
Legal and professional fees	3,297	1,924	71.36%
Business development	2,049	1,640	24.94%
FDIC insurance assessment	1,089	1,051	3.62%
Other real estate (income) expense, net	(36)	346	-110.40%
Merger related expense (1)	4,934	1,836	168.74%
Other noninterest expense	4,936	3,986	23.83%

	56,593	45,890	23.32%

Income before provision for income taxes	29,485	28,840	2.24%
Provision for income taxes	9,709	10,089	-3.77%

Net income	$19,776	$18,751	5.47%

Earnings per share:
Basic	$0.96	$0.97	-1.03%

Diluted	$0.95	$0.97	-2.06%

Weighted average shares outstanding:
Basic	20,610,808	19,250,838

Common stock equivalents attributable to stock-based awards	179,187	141,487

Diluted	20,789,995	19,392,325

PERFORMANCE RATIOS
Return on average assets	0.92%	1.05%
Return on average equity (book)	8.23%	8.99%
Return on average equity (tangible) (2)	10.50%	11.14%
Net interest margin - fully tax-equivalent yield (3)	4.29%	4.34%
Efficiency ratio (4)	61.13%	59.22%

(1)	Represents expenses associated with the 2016 acquisition of Foundation Bank and the 2015 acquisition of Capital Pacific Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis at a 35% tax ra plus noninterest income.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015	Linked Quarter % Change	Year over Year % Change
ASSETS
Cash and due from banks	$30,154	$35,819	$23,819	-15.82%	26.60%
Interest-bearing deposits with banks	36,959	71,353	12,856	-48.20%	187.48%

Total cash and cash equivalents	67,113	107,172	36,675	-37.38%	82.99%

Securities available-for-sale	470,996	482,408	366,598	-2.37%	28.48%

Loans, net of deferred fees	1,857,767	1,806,736	1,404,482	2.82%	32.27%
Allowance for loan losses	(22,454)	(20,531)	(17,301)	9.37%	29.78%

Net Loans	1,835,313	1,786,205	1,387,181

Interest receivable	7,107	5,957	5,721	19.31%	24.23%
Federal Home Loan Bank stock	5,423	4,643	5,208	16.80%	4.13%
Property and equipment, net of accumulated depreciation	20,208	19,656	18,014	2.81%	12.18%
Goodwill and intangible assets, net	70,382	70,684	43,159	-0.43%	63.08%
Deferred tax asset	12,722	7,380	5,670	72.38%	124.37%
Other real estate owned	12,068	13,066	11,747	-7.64%	2.73%
Bank-owned life insurance	35,165	34,927	22,884	0.68%	53.67%
Other assets	4,940	6,962	6,621	-29.04%	-25.39%

Total assets	$2,541,437	$2,539,060	$1,909,478	0.09%	33.10%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$858,996	$901,290	$568,688	-4.69%	51.05%
Savings and interest-bearing checking	1,110,224	1,082,202	889,802	2.59%	24.77%
Core time deposits	65,847	65,860	75,452	-0.02%	-12.73%

Total core deposits (2)	2,035,067	2,049,352	1,533,942	-0.70%	32.67%

Non-core time deposits	113,036	113,281	63,151	-0.22%	78.99%

Total deposits	2,148,103	2,162,633	1,597,093	-0.67%	34.50%

Securities sold under agreements to repurchase	1,966	1,107	71	77.60%	2669.01%
Federal Home Loan Bank borrowings	65,000	45,500	77,500	42.86%	-16.13%
Subordinated debentures	34,096	34,072	—	0.07%	313.39%
Junior subordinated debentures	11,311	11,272	8,248	0.35%	40.07%
Accrued interest and other payables	7,206	8,005	8,075	-9.98%	NA

Total liabilities	2,267,682	2,262,589	1,690,987	0.23%	34.10%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 22,611,535 at December 31, 2016, 22,603,421 at September 30, 2016, and 19,604,182 at December 31, 2015	205,584	205,120	156,099	0.23%	31.70%
Retained earnings	70,486	66,112	59,693	6.62%	18.08%
Accumulated other comprehensive (loss) income	(2,315)	5,239	2,699	-144.19%	-185.77%

	273,755	276,471	218,491	-0.98%	25.29%

Total liabilities and shareholders’ equity	$2,541,437	$2,539,060	$1,909,478	0.09%	33.10%

CAPITAL RATIOS
Total capital (to risk weighted assets)	12.69%	12.55%	12.58%
Tier I capital (to risk weighted assets)	10.08%	9.99%	11.47%
Common equity tier 1 capital (to risk weighted assets)	9.52%	9.43%	10.97%
Tier I capital (to leverage assets)	9.01%	10.33%	9.93%
Tangible common equity (to tangible assets)(1)	8.23%	8.34%	9.39%
Tangible common equity (to risk-weighted assets)(1)	9.27%	9.55%	10.96%

OTHER FINANCIAL DATA
Shares outstanding at end of period	22,611,535	22,603,421	19,604,192
Tangible shareholders’ equity(1)	$203,373	$205,787	$175,332
Book value per share	$12.11	$12.23	$11.15
Tangible book value per share	$8.99	$9.10	$8.94

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Loans by Type

(Dollars in thousands)

(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015	Linked Quarter % Change	Year over Year % Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$74,340	$79,126	$66,445	-6.05%	11.88%
Residential 1-4 family	61,548	61,498	53,776	0.08%	14.45%
Owner-occupied commercial	461,557	425,879	364,742	8.38%	26.54%
Nonowner-occupied commercial	451,893	431,119	300,774	4.82%	50.24%

Total permanent real estate loans	1,049,338	997,622	785,737	5.18%	33.55%
Construction loans:
Multi-family residential	22,252	24,567	7,027	-9.42%	216.66%
Residential 1-4 family	43,532	42,130	30,856	3.33%	41.08%
Commercial real estate	76,301	78,369	42,680	-2.64%	78.77%
Commercial bare land and acquisition and development	15,081	19,050	20,537	-20.83%	-26.57%
Residential bare land and acquisition and development	10,645	8,852	7,268	20.26%	46.46%

Total construction real estate loans	167,811	172,968	108,368	-2.98%	54.85%

Total real estate loans	1,217,149	1,170,590	894,105	3.98%	36.13%
Commercial loans	630,491	630,091	501,976	0.06%	25.60%
Consumer loans	2,922	3,201	3,351	-8.72%	-12.80%
Other loans	9,225	4,764	6,580	93.64%	40.20%

Gross loans	1,859,787	1,808,646	1,406,012	2.83%	32.27%
Deferred loan origination fees	(2,020)	(1,910)	(1,530)	5.76%	32.03%

	1,857,767	1,806,736	1,404,482	2.82%	32.27%
Allowance for loan losses	(22,454)	(20,531)	(17,301)	9.37%	29.78%

	$1,835,313	$1,786,205	$1,387,181	2.75%	32.31%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$442,556	$404,858	$379,048	9.31%	16.75%
Portland market gross loans, period-end	747,037	728,749	667,995	2.51%	11.83%
Seattle market gross loans, period-end	405,843	423,581	142,104	-4.19%	185.60%
National health care gross loans, period-end (1)	264,351	251,458	216,865	5.13%	21.90%

Total gross loans, period-end	$1,859,787	$1,808,646	$1,406,012	2.83%	32.27%

DENTAL LOAN DATA (2)
Local dental gross loans, period-end	$150,268	$150,898	$145,817	-0.42%	3.05%
National dental gross loans, period-end	227,210	219,237	194,345	3.64%	16.91%

Total gross dental loans, period-end	$377,478	$370,135	$340,162	1.98%	10.97%

(1)	National health care loans include loans to health care professionals, including dental and veterinary practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, west of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Selected Other Financial Information and Ratios

(Dollars in thousands)

(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,829,408	$1,577,365	$1,374,281	$1,573,331	$1,270,129
Allowance for loan losses	(21,000)	(19,347)	(16,820)	(18,999)	(16,142)

Loans, net of allowance	1,808,408	1,558,018	1,357,461	1,554,332	1,253,987
Securities, short-term deposits and FHLB stock	524,223	456,871	396,852	452,140	391,888

Earning assets	2,332,631	2,014,889	1,754,313	2,006,472	1,645,875
Noninterest-earning assets	191,571	149,098	138,949	152,939	136,957

Assets	$2,524,202	$2,163,987	$1,893,262	$2,159,411	$1,782,832

Interest-bearing core deposits(1)	$1,145,533	$960,974	$942,360	$1,004,419	$887,901
Noninterest-bearing core deposits(1)	859,492	687,803	584,445	701,137	518,267

Core deposits(1)	2,005,025	1,648,777	1,526,805	1,705,556	1,406,168
Noncore interest-bearing deposits	114,091	107,753	59,986	88,638	69,647

Deposits	2,119,116	1,756,530	1,586,791	1,794,194	1,475,815
Borrowings	121,155	161,299	81,872	117,805	91,700
Other noninterest-bearing liabilities	9,141	6,374	7,501	7,207	6,817

Liabilities	2,249,412	1,924,203	1,676,164	1,919,206	1,574,332

Shareholders’ equity (book)	274,790	239,784	217,098	240,205	208,500

Liabilities and equity	$2,524,202	$2,163,987	$1,893,262	$2,159,411	$1,782,832

Shareholders’ equity (tangible)(2)	$204,474	$190,267	$174,051	$188,363	$168,317

Period-end earning assets	$2,343,268	$2,339,966	$1,766,635

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$815,674	$785,053	$787,521
Portland market core deposits, period-end(1)	630,806	671,747	552,283
Seattle market core deposits, period-end(1)	588,587	592,552	194,138

Total core deposits, period-end(1)	2,035,067	2,049,352	1,533,942
Other deposits, period-end	113,036	113,281	63,151

Total	$2,148,103	$2,162,633	$1,597,093

Eugene market core deposits, average(1)	$770,123	$721,271	$783,391
Portland market core deposits, average(1)	644,037	631,440	562,026
Seattle market core deposits, average(1)	590,865	296,066	181,388

Total core deposits, average(1)	2,005,025	1,648,777	1,526,805
Other deposits, average	114,091	107,753	59,986

Total	$2,119,116	$1,756,530	$1,586,791

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.44%	5.23%	5.22%	5.24%	5.29%
Yield on average securities(4)	2.43%	2.54%	2.55%	2.54%	2.53%

Yield on average earning assets(4)	4.73%	4.59%	4.60%	4.60%	4.61%

Rate on average interest-bearing core deposits	0.29%	0.26%	0.26%	0.27%	0.26%
Rate on average interest-bearing non-core deposits	1.22%	1.29%	1.30%	1.31%	1.40%

Rate on average interest-bearing deposits	0.37%	0.37%	0.32%	0.35%	0.35%

Rate on average borrowings	2.89%	2.23%	1.21%	2.01%	1.22%

Cost of interest-bearing funds	0.59%	0.61%	0.39%	0.51%	0.42%

Interest rate spread(4)	4.14%	3.98%	4.21%	4.08%	4.19%

Net interest margin-fully tax equivalent yield(4)	4.38%	4.22%	4.36%	4.29%	4.34%

Acquired loan fair value accretion impact to net interest margin (5)	0.38%	0.16%	0.15%	0.18%	0.14%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $316, $340, and $223 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively, and $1,091 and $702 for the year ended December 31, 2016 and 2015, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $432, $323 and $198 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015 , respectively, and $1,276 and $612 for the twelve months ended December 31, 2016 and 2015, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $273, $260 and $261 for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015 , respectively, and $1,046 and $1,064 for the twelve months ended December 31, 2016, and 2015 respectively.
(5)	During the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, accretion of the fair value adjustment on acquired loans contributed to interest income was $2,244, $877, and $671, respectively, and $3,686 and $2,291 for the twelve months ended December 31, 2016 and 2015, respectively.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	1,294	1,465	733
Owner-occupied commercial	1,605	1,634	2,369
Nonowner-occupied commercial	3,374	3,475	790

Total permanent real estate loans	6,273	6,574	3,892
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	53
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	—	53

Total real estate loans	6,273	6,574	3,945
Commercial loans	5,560	5,619	1,564

Total nonaccrual loans	11,833	12,193	5,509
90-days past due and accruing interest	—	—	—
Total nonperforming loans	11,833	12,193	5,509

Nonperforming loans guaranteed by government	(2,354)	(2,427)	(2,790)
Net nonperforming loans	9,479	9,766	2,719

Other real estate owned	12,068	13,066	11,747

Total nonperforming assets, net of guaranteed loans	$21,547	$22,832	$14,466

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.21%	1.14%	1.23%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	236.88%	210.23%	636.30%
Quarter-to-date net loan (recoveries), charge offs, as a percentage of average loans, annualized	-0.01%	-0.01%	-0.02%
Net nonperforming loans as a percentage of total loans	0.51%	0.54%	0.19%
Nonperforming assets as a percentage of total assets	0.85%	0.90%	0.76%
Consolidated classified asset ratio(1)	23.51%	23.80%	23.03%
Past due as a percentage of total loans (2)	0.06%	0.01%	0.03%

	Three months ended			Twelve months ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$20,531	$19,127	$16,612	$17,301	$15,637
Provision for loan losses	1,875	1,380	520	5,450	1,695
Loan charge-offs	(13)	(44)	(69)	(725)	(700)
Loan recoveries	61	68	238	428	669

Net (charge-offs) recoveries	48	24	169	(297)	(31)

Balance at end of period	$22,454	$20,531	$17,301	$22,454	$17,301

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015

EARNINGS
Net interest income	$24,985	$20,771	$19,147	$18,809	$18,822
Provision for loan loss	$1,875	$1,380	$1,950	$245	$520
Noninterest income	$2,342	$1,919	$1,747	$1,807	$2,008
Noninterest expense	$15,829	$13,825	$14,932	$12,007	$11,706
Net income	$6,860	$4,851	$2,606	$5,459	$5,528
Basic earnings per share	$0.30	$0.24	$0.13	$0.28	$0.28
Diluted earnings per share	$0.30	$0.23	$0.13	$0.28	$0.28
Average shares outstanding	22,606,539	20,511,392	19,697,314	19,607,106	19,598,484
Average diluted shares outstanding	22,822,395	20,676,964	19,868,967	19,782,282	19,766,098

PERFORMANCE RATIOS
Return on average assets	1.08%	0.89%	0.53%	1.12%	1.16%
Return on average equity (book)	9.93%	8.05%	4.67%	9.92%	10.10%
Return on average equity (tangible) (1)	13.35%	10.14%	5.80%	12.35%	12.60%
Net interest margin - fully tax equivalent yield (2)	4.38%	4.22%	4.27%	4.27%	4.35%
Efficiency ratio (tax equivalent) (3)	57.35%	60.24%	70.60%	57.52%	55.50%
Full-time equivalent employees	374	366	333	339	322

CAPITAL
Tier 1 leverage ratio	9.01%	10.33%	9.62%	9.75%	9.93%
Common Equity tier 1 ratio	9.52%	9.43%	10.07%	10.88%	10.97%
Tier 1 risk based ratio	10.08%	9.99%	10.52%	11.37%	11.47%
Total risk based ratio	12.69%	12.55%	13.54%	12.46%	12.58%
Book value per share	$12.11	$12.23	$11.48	$11.46	$11.15
Regular cash dividend per share	$0.11	$0.11	$0.11	$0.11	$0.11

ASSET QUALITY
Allowance for loan losses (ALL)	$22,454	$20,531	$19,127	$17,596	$17,301
Non performing loans (NPLs) net of government guarantees	$9,479	$9,766	$1,631	$2,642	$2,719
Non performing assets (NPAs) net of government guarantees	$21,547	$22,832	$13,739	$14,389	$14,466
Net loan (recoveries) charge offs	$(48)	$(24)	$419	$(50)	$(169)
ALL as a percentage of gross loans	1.21%	1.14%	1.29%	1.23%	1.23%
ALL as a % NPLs, net of government guarantees	236.88%	210.23%	1172.72%	666.01%	636.30%
Net loan charge offs (recoveries) to average loans	-0.01%	-0.01%	0.12%	-0.01%	-0.02%
Net NPLs as a percentage of total loans	0.51%	0.54%	0.11%	0.18%	0.19%
Nonperforming assets as a percentage of total assets	0.85%	0.90%	0.68%	0.73%	0.76%
Consolidated classified asset ratio(4)	23.51%	23.80%	20.81%	20.96%	23.03%
Past due as a percentage of total loans (5)	0.06%	0.01%	0.02%	0.07%	0.03%

END OF PERIOD BALANCES
Total securities and short term deposits	$507,955	$553,761	$414,381	$413,273	$379,454
Total loans net of allowance	$1,835,313	$1,786,205	$1,465,025	$1,412,138	$1,387,181
Total earning assets	$2,348,691	$2,344,609	$1,887,757	$1,828,922	$1,771,843
Total assets	$2,541,437	$2,539,060	$2,025,410	$1,965,705	$1,909,478
Total non-interest bearing deposits	$858,996	$901,290	$624,146	$675,296	$568,688
Core deposits (6)	$2,035,067	$2,049,352	$1,508,019	$1,633,941	$1,533,942
Total deposits	$2,148,103	$2,162,633	$1,600,132	$1,696,588	$1,597,093

AVERAGE BALANCES
Total securities and short term deposits	$524,223	$456,871	$408,378	$417,439	$396,852
Total loans net of allowance	$1,808,408	$1,558,018	$1,444,956	$1,403,115	$1,357,461
Total earning assets	$2,332,631	$2,014,889	$1,853,334	$1,820,554	$1,759,331
Total assets	$2,524,202	$2,163,987	$1,988,985	$1,956,412	$1,893,262
Total non-interest bearing deposits	$859,492	$687,803	$637,987	$617,672	$584,445
Core deposits (6)	$2,005,025	$1,648,777	$1,559,206	$1,606,548	$1,526,805
Total deposits	$2,119,116	$1,756,530	$1,627,742	$1,670,231	$1,586,791

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis at a 35% tax rate) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.